Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

STRATASYS, INC.

(AMENDED JULY 25, 2007)

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ARTICLE V	OFFICERS	12
5.1	OFFICERS	12
5.2	ELECTION OF OFFICERS	12
5.3	SUBORDINATE OFFICERS	12
5.4	DUTIES OF CHAIRMAN OF THE BOARD	12
5.5	DUTIES OF PRESIDENT	13
5.6	DUTIES OF SECRETARY	13
5.7	DUTIES OF TREASURER	13
5.8	DUTIES OF EXECUTIVE VICE PRESIDENT	14
5.9	DUTIES OF VICE PRESIDENTS	14
5.10	DUTIES OF ASSISTANT SECRETARY	14
5.11	DUTIES OF ASSISTANT TREASURER	14
5.12	TENURE, REMOVAL OR VACANCY	15
5.13	SALARIES	15

ARTICLE VI	INDEMNIFICATION AND INSURANCE	15
6.1.	INDEMNIFICATION	15
6.2.	INSURANCE, TRUST FUND, ETC.	18
6.3.	LIMITATIONS	19
6.4.	SAVINGS CLAUSE	19

ARTICLE VII	RECORDS AND REPORTS	19
7.1	MAINTENANCE AND INSPECTION OF RECORDS	19
7.2	INSPECTION BY DIRECTORS	20
7.3	REPRESENTATION OF SHARES OF STOCK OF OTHER CORPORATIONS	20

ARTICLE VIII	STOCK	20
8.1	CERTIFICATES	20
8.2	FACSIMILE SIGNATURES	20
8.3	PARTLY PAID SHARES	21
8.4	TRANSFER; FRACTIONAL SHARES	21
8.5	TREASURY STOCK	21
8.6	SPECIAL DESIGNATION	21
8.7	LOST CERTIFICATES	22
8.8	STOCK TRANSFER AGREEMENTS	22
8.9	REGISTERED STOCKHOLDERS	22

ARTICLE IX	DIVIDENDS, DISTRIBUTIONS, ETC.	23
9.1	DIVIDENDS	23
9.2	OTHER DISTRIBUTIONS, RESERVES	23

ARTICLE X	FINANCIAL AND PROPERTY MANAGEMENT	23
10.1	FISCAL YEAR	23
10.2	AUDIT OF BOOKS AND ACCOUNTS	23
10.3	CONTRACTS	23
10.4	CHECKS	24
10.5	DEPOSITS	24
10.6	VOTING SECURITIES HELD BY CORPORATION	24

ARTICLE XI	REIMBURSEMENT BY EMPLOYERS	24
11.1	REIMBURSEMENT OF DISALLOWED EXPENSES	24
11. 2	CONDITION OF EMPLOYMENT	24
11.3	NOTICES; GENERAL	25
11.4	REQUIREMENT OF WAIVER IN WRITING	25

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ARTICLE XII	AMENDMENTS	25

ARTICLE XIII	CONSTRUCTION; DEFINITIONS	25

ARTICLE XIV	DISSOLUTION	25

ARTICLE XV	CUSTODIAN	26
15.1	APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES	26
15.2	DUTIES OF CUSTODIAN	27

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AMENDED AND RESTATED BYLAWS

OF

STRATASYS, INC.

(AMENDED JULY 25, 2007)

ARTICLE I

CORPORATE OFFICES

          1.1          REGISTERED OFFICE

          The registered office of the corporation shall be as stated in the corporation’s Certificate of Incorporation.

          1.2          OTHER OFFICES

          The corporation may also have offices at such other place or places (both within and without the State of Delaware) as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

          2.1          PLACE OF MEETINGS

          Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors

          2.2          ANNUAL MEETINGS

          The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

          2.3          SPECIAL MEETINGS

          Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or Secretary and shall be called by the President or Secretary at the request in writing of any two (2) directors. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

          2.4          NOTICE OF STOCKHOLDERS’ MEETINGS

          All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          2.5          MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

          Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          2.6          QUORUM

          The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy; shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

          If a quorum is present when a duly called or held meeting is convened, the stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of stockholders originally present leaves less than the proportion or number otherwise required for a quorum.

          2.7          ADJOURNED MEETING; NOTICE

          When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          2.8          VOTING

          The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 (fiduciaries, pledgors and joint owners) and 218 (voting trusts and voting agreements) of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

          Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

          2.9          WAIVER OF NOTICE

          Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          2.10          STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

          Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Any such written consents shall be delivered, within sixty (60) days of the earliest dated consent, by hand or by certified mail, or registered mail return receipt requested to the person having custody of the corporate minute book.

          Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

          2.11          RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

          In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          If the Board of Directors does not so fix a record date:

          (i)          The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii)         The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a record date for the adjourned meeting.

          2.12          PROXIES

          Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

          2.13          LIST OF STOCKHOLDERS ENTITLED TO VOTE

          The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          2.14          CONDUCT OF MEETINGS OF STOCKHOLDERS

          Subject to the following, meetings of stockholders generally shall follow accepted rules of parliamentary procedure:

          1.          The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman, if in his absolute discretion, he deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          2.          If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

3. The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

          2.15          ORDER OF BUSINESS

The suggested order of business at the annual meeting of stockholders, and so far as possible at all other meetings of the stockholders, shall be:

1.	Calling of role.

2.	Proof of due notice of meeting, or unanimous waiver.

3.	Reading and disposal of any unapproved minutes.

4 .	Annual reports of all officers and committees.

5.	Election of directors.

6.	Unfinished business.

7.	New business.

8.	Adjournment.

ARTICLE III

DIRECTORS

          3.1          POWERS

          Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares of stock, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

          3.2          NUMBER OF DIRECTORS

          The number of directors that shall constitute the whole Board of Directors shall be as fixed from time to time by the Board of Directors, but shall not be less than three (3).  The exact number of directors shall be determined from time to time, either by a resolution or Bylaw provision duly adopted by the Board of Directors.

          3. 3          ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

          Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

          Elections of directors need not be by written ballot.

          3.4          RESIGNATION AND VACANCIES

          Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then remaining in office shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section in the filling of other vacancies.

          Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

          (i)           Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          (ii)         Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

          Each director elected to fill a vacancy holds office until a qualified successor is elected by the stockholders at the next annual meeting or special meeting of the stockholders.

          If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

          If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

          3.5          PLACE OF MEETINGS; MEETINGS BY TELEPHONE

          The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware. If the Board of Directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the corporation.

          Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          3.6          FIRST MEETINGS

          The first meeting of each newly elected Board of Directors shall be held promptly after the annual meeting of stockholders.

          3.7          REGULAR MEETINGS

          Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. The notice need not state the purpose of the meeting.

          3.8          SPECIAL MEETINGS; NOTICE

          Special meetings of the Board may be called by the President or by any two (2) directors, upon at least ten (10) days notice to each director, either personally or by mail, telegram, telex, facsimile, or telephone.

          3.9          QUORUM

          At all meetings of the Board of Directors a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

          3.10          WAIVER OF NOTICE

          Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

          3.11          ABSENT DIRECTORS

          A director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

          3.12          ADJOURNED MEETING; NOTICE

          If a quorum is not present at any meeting of the Board of Directors then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

          3.13          BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

          Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          3.14          FEES AND COMPENSATION OF DIRECTORS

          Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid for their services as a director as the Board of Directors may fix from time to time.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Committee members may also be paid their expenses, if any, and be compensated as the Board of Directors may determine for attending committee meetings.

          3.15          APPROVAL OF LOANS TO OFFICERS

          Subject to the limitations and requirements of the General Corporation Law of Delaware and the Sarbanes-Oxley Act of 2002, as each may be amended from time to time, as applicable, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.  Nothing in this Section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

          3.16          REMOVAL OF DIRECTORS

          Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

          3.17          ORDER OF BUSINESS

          The meetings shall be conducted in accordance with Roberts Rules of Order, Revised, and the suggested order of business at any meeting of the directors shall be:

1.	Roll call.

2.	Proof of due notice of meeting, or unanimous consent, or unanimous presence and declaration by President.

3.	Reading and disposal of any unapproved minutes.

4.	Reports of officers and committees.

5.	Election of officers.

6.	Unfinished business.

7.	New business.

8.	Adjournment.

ARTICLE IV

COMMITTEES

          4.1          COMMITTEES OF DIRECTORS

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Committee members shall be natural persons. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the Bylaws of the corporation; and unless the Board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock; or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

          4.2          COMMITTEE MINUTES

          Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

          4.3          MEETINGS AND ACTIONS OF COMMITTEES

          Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (absent members), Section 3.12 (adjournment and notice of adjournment), and Section 3.13 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these ByLaws.

ARTICLE V

OFFICERS

          5.1          OFFICERS

          The officers of the corporation shall be a President, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors a Chairman of the Board, one or more Vice Presidents, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

          5.2          ELECTION OF OFFICERS

          The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.1 or 5.5 of these Bylaws, shall be chosen by the Board of Directors subject to the rights, if any, of an officer under any contract of employment.

          5.3          SUBORDINATE OFFICERS

          The Board of Directors may appoint, or empower the President to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

          5.4          DUTIES OF CHAIRMAN OF THE BOARD

          The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no President then the Chairman of the Board shall also be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 5.5 of these Bylaws.

          5.5          DUTIES OF PRESIDENT

          The President shall have general active management of the business of the corporation; when present, preside at all meetings of the Board of Directors, if there is no Chairman of the Board elected and present, and of the stockholders; see that all orders and resolutions of the Board are carried into effect; sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Board to some other officer or agent of the corporation; maintain records of and, whenever necessary, certify all proceedings of the Board and the stockholders; and perform other duties prescribed by the Board or these Bylaws. The President may also be referred to as the Chief Executive Officer.

          5.6          DUTIES OF SECRETARY

          The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares of stock present or represented at stockholders’ meetings and the proceedings thereof.

          The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a stock ledger, or a duplicate stock ledger, showing the names of all stockholders and their addresses the number and classes of stock held by each, the number and date of certificates evidencing such stock and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, President, or these Bylaws.

          5.7          DUTIES OF TREASURER

          The Treasurer shall keep accurate financial records for the corporation; deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors; endorse for deposit all deposities designated by the Board of Directors; endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; render to the President and the Board, whenever requested, an account of all transactions by the Treasurer and of the financial condition of the corporation; and perform other duties prescribed by the Board, the President, or these Bylaws. The Treasurer may also be referred to as the Chief Financial Officer.

          5.8          DUTIES OF EXECUTIVE VICE PRESIDENT

          The Executive vice President, if designated, shall manage the business of the corporation under the advice and general control of the President. At the request of the President, or in the event of his absence or disability, he shall perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

          5.9          DUTIES OF VICE PRESIDENTS

          Each Vice President shall have such powers and perform such duties as may from time to time be assigned to them respectively by the Board of Directors or the President. In the absence of the President (and the Executive Vice President if one be designated) or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          5.10          DUTIES OF ASSISTANT SECRETARY

          The Assistant Secretary, if designated, or if there be more than one, the Assistant Secretaries in the order determined by the President (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other duties as the Board of Directors or the President may from time to time prescribe.

          5.11          DUTIES OF ASSISTANT TREASURER

          The Assistant Treasurer, if designated, or if there shall be more than one, the Assistant Treasurers in the order determined by the President (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

          5.12          TENURE, REMOVAL OR VACANCY

          Each officer shall hold office until his successor is chosen and qualified, or until his earlier death, disqualification, resignation or removal.  Subject to the provisions of a shareholder control agreement, an officer may be removed at anytime with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal, however, shall be without prejudice to any contract rights of the officer. Any officer may resign at any time by giving written notice to the corporation.

          5.13          SALARIES

          Salaries and other compensation of all officers of the corporation shall be fixed by the Board of Directors, which action may be taken informally without the benefit of written resolutions. Nothing contained herein shall be construed to preclude any officer from serving the corporation as a director, consultant, or in any other capacity and receiving proper compensation therefor.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

          6.1.          INDEMNIFICATION

          A.          Actions, Suits or Proceedings Other Than By or in the Right of the Corporation. The corporation shall to the fullest extent permitted by the laws of the State of Delaware indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another affiliated corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans) against all costs, charges, expenses (including attorneys’ fees), liabilities and losses, judgments, fines, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

          B.          Actions or Suits by or in the Right of the Corporation. The corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another affiliated corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), against all costs, charges, expenses (including attorneys’ fees), judgments, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by him or her or on his or her behalf in connection with such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made under this Section 6.1.B. in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

          C.          Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any other provision of this Article VI, to the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1.A. or 6.1.B. of this Article VI or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

          D.          Determination of Right to Indemnification. Any indemnification under Sections 6.1.A. or 6.1.B. of this Article VI (unless ordered by a court) shall be paid by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Sections 6.1.A. and 6.1.B. of this Article VI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion, or (3) by the stockholders.

          E.          Advancement of Costs, Charges and Expenses. Expenses (including attorneys’ fees) incurred by a director or officer referred to in Sections 6.1.A. of 6.1.B. of this Article VI in defending a civil or criminal action, administrative or investigative action, suit or proceeding shall be paid by the corporation, in advance of a determination of right to indemnification pursuant to Section 6.1.D. of this Article VI or the final disposition of such action, suit or proceeding, upon the written request of such director or officer; provided, however, that the payment of such expenses in advance of the determination of right to indemnification or the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Section 6.1 of Article VI; and provided further that the payment of such expenses shall not be made if a court of competent jurisdiction enters a final nonappealable judgement that such payment would violate Section 402 of the Sarbanes-Oxley Act of 2002. The Board of Directors may, in such case, authorize the corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          F.          Procedure for Indemnification. Any indemnification under Sections 6.1.A., 6.1.B. or 6.1.C. of this Article VI or advance of expenses under Section 6.1.E. of this Article VI shall be made promptly, and in any event within thirty (30) days, upon the written request of the indemnified person. The right to indemnification or advances as granted by this Section 6.1 of this Article VI shall be enforceable by the indemnified person in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within such thirty (30) day period. Such person’s costs and expenses actually and reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.1 of this Article VI where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 6.1.A. or 6.1.B. of this Article VI, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 6.1.A. or 6.1.B. of this Article VI nor the fact that there has been an actual determination by the corporation (including its Board of Directors, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          G.          Bound by Determination. If a determination shall have been made pursuant to Section 6.1.D. of this Article VI that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6.1.F. of this Article VI.

          H.          Validity.  The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6.1.F. of this Article VI that the procedures and presumptions of this Article VI are not valid, binding, and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Article VI.

          I.          Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of costs, charges and expenses provided by, or granted pursuant to, this Section 6.1 of this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office as set forth in Sections 6.1.A. and 6.1.B. of this Article VI or otherwise, and, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to hold such office and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Section 6.1 of this Article VI shall be deemed to be a contract between the corporation and each director and officer of the corporation who serves or served in such capacity at any time while this Section 6.1 of this Article VI is in effect. Any repeal or modification of this Section 6.1 of this Article VI or any repeal or modification of Section 145 of the General Corporation Law of Delaware or any other law affecting the rights of directors and officers of the corporation to indemnification shall not adversely affect any rights of any such director or officer to indemnification or the obligations of the corporation pursuant to this Section 6.1, Article VI, with respect to any act or omission occurring prior to the time of such repeal or modification.

          J.          Indemnification of Employees and Other Agents. The Board of Directors in its discretion shall have power on behalf of the corporation, subject to applicable law, to indemnify any person made a party to any action, suit or proceeding by reason of the fact that such person, or his or her testator or intestate, is or was an employee or other agent of the corporation and to advance costs, charges and expenses (including attorneys’ fees) incurred by such person in defending any such action, suit or proceeding.

          6.2.          INSURANCE, TRUST FUND, ETC.

          The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person, or arising out of such person’s capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of law, the Certificate of Incorporation or these Bylaws. The corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law, the Certificate of Incorporation or these Bylaws and including as a part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided in these Bylaws or elsewhere.

          6.3.          LIMITATIONS

          Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification provided by these Bylaws, the corporation shall not be obligated to indemnify any person or advance any expenses in connection with a proceeding (or part thereof) initiated by such person or service by such person as a witness adverse to the corporation, unless such proceeding (or part thereof) or such service was authorized by resolution of the Board of Directors.

          6.4.          SAVINGS CLAUSE

          If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII

RECORDS AND REPORTS

          7.1          MAINTENANCE AND INSPECTION OF RECORDS

          The corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors keep a record of its stockholders listing their names and addresses and the number and class of stock held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

          Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

          7.2          INSPECTION BY DIRECTORS

          Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

          7.3          REPRESENTATION OF SHARES OF STOCK OF OTHER CORPORATIONS

          The Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of stock of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly exercised by such person having the authority.

ARTICLE VIII

STOCK

          8.1          CERTIFICATES

          Shares of the capital stock of the corporation may be certificated or, if provided by a resolution or resolutions of the Board of Directors, uncertificated, as provided under the General Corporation Law of Delaware.  Each stockholder, upon written request to the transfer agent or registrar of the corporation, shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed by the Board of Directors.  Such certificate shall be signed by or in the name of the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form.

          8.2          FACSIMILE SIGNATURES

          If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

          8.3          PARTLY PAID SHARES

          The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares or, in the event of any uncertificated partly paid shares, within a written notice sent to the registered owner thereof in accordance with the General Corporation Law of Delaware and recorded on the stock transfer records of the corporation, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

          8.4          TRANSFER; FRACTIONAL SHARES

          Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence or succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.  Transfers of fractional shares shall not be made nor shall certificates for fractional shares be issued.

          8.5          TREASURY STOCK

          Treasury stock shall be held by the corporation subject to disposal by the Board of Directors, in accordance with the ‘Certificate of Incorporation and these Bylaws, and shall not have voting rights nor participate in dividends.

          8.6          SPECIAL DESIGNATION

          If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be, (i) in the case of certificated shares, set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, or (ii) in the case of uncertificated shares, set forth in a written notice sent to the registered owner(s) of such class or series of stock in accordance with the General Corporation Law of Delaware; provided, however, that, except as otherwise provided in

Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth (i) on the face or back of the certificate that the corporation may issue to represent such class or series of stock, or (ii) in a written notice sent to the registered owner(s) of such class or series of stock in accordance with the General Corporation Law of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          8.7          LOST CERTIFICATES

          Except as provided in this Section 8.7, no new certificates for shares of stock shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

          8.8          STOCK TRANSFER AGREEMENTS

          The corporation shall have power to enter into and perform any agreement with any number of stockholders of anyone or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of anyone or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

          8.9          REGISTERED STOCKHOLDERS

          The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

DIVIDENDS, DISTRIBUTIONS, ETC.

          9.1          DIVIDENDS

          Subject to the provisions of the Certificate of Incorporation, these Bylaws, and the applicable laws, the Board of Directors may declare a distribution in the form of a dividend whenever, and in such amount as, in its opinion, the condition and the affairs of the corporation shall render it advisable.

          9.2          OTHER DISTRIBUTIONS, RESERVES

          Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors in its discretion may purchase or acquire any of the shares of the capital stock of this corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the corporation or for any other purpose it may think conductive to the best interests of the corporation.

ARTICLE X

FINANCIAL AND PROPERTY MANAGEMENT

          10.1          FISCAL YEAR

          The fiscal year of the corporation shall be set by the Board of Directors.

          10.2          AUDIT OF BOOKS AND ACCOUNTS

          The books and accounts of the corporation shall be audited at such times as may be ordered by the Board of Directors.

          10.3          CONTRACTS

          The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          10.4          CHECKS

          All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the Treasurer or such other officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          10.5          DEPOSITS

          All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

          10.6          VOTING SECURITIES HELD BY CORPORATION

          The President or other agent designated by the Board of Directors, shall have full power and authority on behalf of the corporation to attend, act and vote at any meeting of security holders of other corporations in which this corporation may hold securities. At such meeting the President or such other agent, shall possess and exercise any and all rights and powers incident to the ownership of such securities which the corporation might possess and exercise.

ARTICLE XI

REIMBURSEMENT BY EMPLOYERS

          11.1          REIMBURSEMENT OF DISALLOWED EXPENSES

          Any payment made to an employee of the corporation, such as salary, commission, bonus, interest or reimbursement for entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible corporate expense by the Internal Revenue Service, shall be reimbursed to the corporation by such employee to the full extent of such disallowance. It shall be the duty of the Board of Directors, to enforce payment of each such amount disallowed. In lieu of payment by the employee I subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

          11. 2          CONDITION OF EMPLOYMENT

          The proper officers of this corporation are authorized and directed to cause suitable announcement of this provision to be given to all employees to whom it may pertain and to all future employees at the commencement of their employment. It is to be made explicitly clear to all employees that acceptance of this provision is a condition of continued employment by the corporation and that failure to abide by same shall be cause for discharge.

          11.3          NOTICES; GENERAL

          Whenever notice is required to be given to any director or stockholder under the laws of Delaware, the Certificate of Incorporation or these Bylaws, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United states mail. Notice to directors may also be given personally or by telegram or facsimile.

          11.4          REQUIREMENT OF WAIVER IN WRITING

          Whenever any notice whatever is required to be given by these Bylaws, or the Certificate of Incorporation of the corporation or any of the corporate laws of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, either before, at, or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XII

AMENDMENTS

          The original or other Bylaws of the corporation may be adopted, amended or repealed by the Board of Directors, subject to the reserved power of the stockholders to adopt, amend or repeal Bylaws.

ARTICLE XIII

CONSTRUCTION; DEFINITIONS

          Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provisions the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE XIV

DISSOLUTION

          If it should be deemed advisable in the judgment of the Board of Directors of the corporation that the corporation should be dissolved, the Board, after the adoption of a resolution to that effect by a majority of the whole Board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon resolution.

          At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

          Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the Secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the Secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.

ARTICLE XV

CUSTODIAN

          15.1          APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

          The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

          (i)          at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

          (ii)         the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the Board of Directors cannot be obtained and the stockholders are unable to terminate this division; or

(iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

          15.2          DUTIES OF CUSTODIAN

          The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.